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                                                                   EXHIBIT 10.19


                      ASSIGNMENT AND GUARANTEE AGREEMENT

     This Assignment and Guarantee Agreement (this "Agreement"), dated as of the 22nd day of April 2000, by and among Terayon Communication Systems, Inc., a Delaware corporation ("Terayon"), Tyco Electronics Corporation, a Pennsylvania corporation ("Tyco"), and Menlo Business Park, LLC, a California limited liability company ("Landlord").

                                   Recitals

     A. Tyco, through an unincorporated division (the "Access Network Electronics Division"), is engaged in the business of developing, manufacturing and marketing a suite of products consisting of digital subscriber line multiplexers for telecommunications service providers and providing customer support relating to such products (collectively, the "Business");

     B. Tyco and Terayon have entered into an Amended and Restated Asset Purchase Agreement dated as of February 10, 2000 pursuant to which Terayon shall acquire the Business from Tyco on a on a going-concern basis (the "Acquisition Transaction");

     C. The Business is located at and managed from the building located at 1455 Adams Court, Menlo Park, California (the "Premises");

     D. Tyco leases the Premises from Landlord pursuant to that certain Real Property Lease dated March 1, 1990 among Menlo Business Park, a California general partnership, and Patrician Associates, Inc. (collectively the "Original Landlord"), and Raychem Corporation (predecessor of Tyco), as Tenant, as amended by the letter agreement dated November 28, 1994 (exercising the first option to extend the term of the Lease), and the letter agreement dated November 23, 1999 (exercising the second option to extend the term of the Lease) (as so amended, the "Lease");

     E. Landlord has acquired all of the Original Landlord's interests in the Premises, and is now the "Landlord" under the Lease;

     F. In connection with the closing of the Acquisition Transaction, Tyco shall sell, assign, transfer and convey to Terayon, and Terayon shall assume, all of Tyco's rights and interests under the Lease for the Premises, and the parties desire to enter into this Agreement to evidence, among other things, such assignment of the Lease from Tyco to Terayon; and

     G. Tyco has previously provided Landlord with notice, pursuant to Section 26(i) of the Lease, of Tyco's intent to assign the Lease to Terayon, and Tyco has agreed in connection

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with such assignment to guarantee Terayon's obligations under the Lease pursuant to the terms of this Agreement. In consideration of such guarantee by Tyco and the assumption of the Lease by Terayon, Landlord has agreed to consent to such assignment.

     Now, Therefore, in consideration of the foregoing and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.   Assignment of Lease.

     Effective immediately upon closing of the Acquisition Transaction, Tyco hereby grants, sells, conveys, transfers, assigns, releases and delivers to Terayon all of Tyco's rights and interests under the Lease, to have and hold the same unto itself, its successors and assigns, and Terayon hereby accepts such grant, sale, conveyance, transfer, assignment, release and delivery.

2.   Acceptance of Assignment and Assumption of Lease Obligations.

     Effective immediately upon closing of the Acquisition Transaction, Tyco hereby transfers, assigns and delegates to Terayon all of Tyco's obligations under the Lease, and Terayon hereby accepts such transfer, assignment and delegation and assumes and agrees for the benefit of Landlord to be bound by all of the terms, conditions and covenants of the Lease to be performed by Tenant, and agrees to faithfully pay, perform and discharge all of Tenant's obligations under the Lease when due.

3.   Guarantee of Lease Obligations.

     Tyco hereby unconditionally guarantees the due performance of the covenants, obligations and agreements of Terayon as Tenant under the Lease, including, without limitation, the obligation to pay Monthly Rent and Additional Rent pursuant to Section 5 of the Lease. In connection with this guarantee, Tyco hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of Terayon, any right to require a proceeding first against Terayon under its obligations under the Lease, notice of any other default, breach or nonperformance of any agreement or obligation of Terayon under the Lease, and notice of any and all demands whatsoever made with respect to the Lease. The obligations of Tyco under this guarantee shall not be altered, limited, or affected by any proceeding, voluntary of involuntary, involving the bankruptcy insolvency, receivership, reorganization, liquidation or arrangement of Terayon or by any defense which Terayon may have by reason of the order or decision of any court or administrative body resulting from any such proceeding. This is a guarantee of payment and performance, and not of collection.

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     In connection with this guarantee, it is specifically agreed that the terms of the Lease may be modified by agreement between Landlord and Terayon, or by course of conduct, and the Lease and this guarantee may be assigned by Landlord or any assignee of Landlord without consent or notice to Tyco, and that by this guarantee, Tyco shall guarantee the performance of the Lease as so modified or assigned. Tyco agrees promptly upon request by Landlord to deliver an estoppel certificate to Landlord and to any lender or other third party specified by Landlord in form reasonably requested by Landlord, confirming that this guarantee remains in full force and effect.

     This guarantee shall not be released, modified or affected by the failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity.

     No notice of default need be given to Tyco, it being specifically agreed that the guarantee of Tyco is a continuing guarantee under which Landlord may proceed immediately against Terayon and/or Tyco following any breach or default by Terayon or for the enforcement of any rights which Landlord may have against Terayon under the terms of the lease or at law or in equity.

     Landlord shall have the right to proceed against Tyco hereunder following any breach or default by Terayon which is not cured within any applicable grace or cure period provided in the Lease, without first proceeding against Terayon and without notice to or demand upon either Terayon or Tyco.

     Time is of the essence of this guarantee.

4.   Rights upon Default under Lease.

     In the event that Tyco is required to perform any of Terayon's obligations under the Lease following a default by Terayon thereunder, Tyco shall be entitled (i) to recover from Terayon all costs and expenses incurred by Tyco as a result of its performance of Terayon's obligations under the Lease and (ii), for so long as any default by Terayon under the Lease remains uncured and any amount owing to Tyco under this Agreement remains unpaid, to negotiate with Landlord regarding a termination of the Lease, provided that Landlord shall be under no obligation to Tyco to consent to any such termination of the Lease. Any such termination of the Lease agreed upon by Tyco and Landlord following a default by Terayon thereunder shall be binding and enforceable against Terayon, and Landlord shall have no liability to Terayon by agreeing to any such termination without Terayon's consent. All amounts owing to Tyco by Terayon pursuant to this paragraph 4 shall be paid within thirty (30) days after demand therefor by Tyco, and shall bear interest at a rate of eight percent (8%) per annum.

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5.   Construction.

     Nothing contained in this Agreement shall be construed as requiring Landlord to demand performance from Tyco following a default under the Lease by Terayon, and Landlord shall be entitled, at Landlord's option, either to proceed directly against Tyco under the guarantee set forth in paragraph 3, without first proceeding against Terayon, or to exercise all remedies under the Lease following any such default without making any demand for performance on Tyco under the guarantee set forth in paragraph 3 above. With respect only to the rights and obligations of Terayon and Tyco to each other, in the event a conflict between the provisions of this Agreement and the provisions of the Asset Purchase Agreement arises, the provisions of the Asset Purchase Agreement will prevail.

6.   Certifications Regarding Lease.

     Landlord certifies to Terayon that the following statements with respect to the Lease are true as of the date hereof and may be relied on by Terayon in connection with the Acquisition Transaction:

     1. To the best of Landlord' knowledge, the Lease is in full force and effect, and has not been modified, supplemented or amended, except that the option to purchase contained in Section 44(a) of the Lease has lapsed unexecuted, and is of no further force or effect, and Section 44(b) of the Lease is of no further force or effect.

     2. The Lease has been duly and validly authorized by Landlord, duly executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.

     3. Landlord has no actual knowledge of any uncured default under the Lease that has not been remedied.

     4. The current monthly base rent under the Lease is $60,785.33. Base rent under the Lease has been paid through April 30, 2000.

     5. The term of the Lease will expire on May 31, 2005. There are no further options to extend the term of the Lease.

     6. Subject to the terms and conditions of this Agreement, Landlord consents to the assignment of the Lease by Tyco to Terayon, without waiving the provisions of Section 26 of the Lease with respect to any future assignment of the Lease.

7.   Miscellaneous.

     7.1  Attorney's Fees.  If any action or proceeding relating to this
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Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the

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prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     7.2  Notices.  All notices, requests, demands and other communications
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given hereunder shall be in writing and personally delivered, sent by facsimile or mailed by registered or certified mail, postage prepaid, as follows:

                If to Terayon at:

                Terayon Communication Systems, Inc.
                2952 Bunker Hill Lane
                Santa Clara, CA 95054
                Attn:  Edward Lopez, General Counsel
                Facsimile: (408) 727-7205

                with a copy to:

                Cooley Godward llp
                One Maritime Plaza, 20th Floor
                San Francisco, CA 94111
                Attn:  Karyn S. Tucker
                Facsimile:  (415) 951-3699

                If to Tyco at:

                Tyco Electronics Corporation
                307 Constitution Drive
                Menlo Park, CA  94025-1164
                Attention:  Associate General Counsel
                Facsimile:  (650) 361-5942

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                with a copy to:

                Tyco International (US) Inc.
                One Tyco Park
                Exeter, NH  03833
                Attention:  General Counsel
                Facsimile:  (603) 778-7330

                If to Landlord at:

                c/o Tarlton Properties, Inc.
                955 Alma Street
                Palo Alto, CA  94301
                Attention:  John Tarlton
                Facsimile:  (650) 330-3636

                with a copy to:

                David L. Fletcher, Esq.
                6262 N. Swan Road, Suite 185
                Tucson, AZ  85718
                Facsimile:  (520) 615-0815

All notices shall be deemed delivered when actually received if personally delivered or sent by facsimile, or one business day after having been deposited with an overnight delivery service or three business days after having been placed in the mail, addressed in accordance with this paragraph 7.2, provided that any notice sent by facsimile must immediately be placed in the mail or deposited with an overnight deliver service. Each of the parties shall hereafter notify the other in accordance with this paragraph 7.2 of any change of address to which notice is required to be mailed.

     7.3  Assignment and Amendment.  This Agreement shall be binding upon the
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respective successors and assigns of the parties hereto.  This Agreement may be amended only by written agreement of the parties hereto, duly executed by an authorized representative of each of the parties hereto.

     7.4  Remedies Cumulative.  The rights and remedies of the parties hereto
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shall be cumulative (and not alternative).

     7.5  Waiver.  No failure on the part of any party to exercise any power,
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right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such

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power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     7.6   Governing Law.  This Agreement shall be governed by and construed and
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enforced in accordance with the internal laws of the State of California
(without giving effect to the conflict of laws principles).

     7.7   Further Assurances.  Each party agrees that it will execute and
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deliver, or cause to be executed and delivered, on or after the date of this
Agreement, all such other instruments and will take all reasonable actions as may be necessary to transfer and convey the Lease to Terayon, on the terms herein contained, and to consummate the transactions herein contained to effectuate the provisions and purposes hereof.

     7.8   Severability.  The invalidity of any provision of this Agreement or
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portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     7.9   Counterparts.  This Agreement may be executed simultaneously in
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several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.10  Headings.  The headings contained in this Agreement attached hereto
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are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


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     In Witness Whereof, this Agreement has been duly executed on behalf of the parties hereto as of the date first written above.


TYCO ELECTRONICS CORPORATION,
a Pennsylvania corporation



By: /s/ Edward Federman
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    Edward Federman
    Executive Vice President and
    Chief Financial Officer


TERAYON COMMUNICATION SYSTEMS, INC.,
a Delaware corporation



By: /s/ Dr. Zaki Rakib
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    Dr. Zaki Rakib
    Chief Executive Officer and Secretary


MENLO BUSINESS PARK, LLC,
a California limited liability company



By: /s/ John O. Lewis
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    John O. Lewis
    Manager



By: /s/ J.O. Oltmans II
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    J.O. Oltmans II
    Manager

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